EXHIBIT 99.1


PRESS RELEASE

FOR IMMEDIATE RELEASE
June 27, 2007

BLUE DOLPHIN ENERGY COMPANY SUBSIDIARY ENTERS INTO NEW PIPELINE TRANSPORTATION AGREEMENTS

Houston, June 27 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ:BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, today announced that its wholly-owned subsidiary, Blue Dolphin Pipe Line Company, has entered into gas and condensate transportation agreements with a new shipper to deliver production from two wells into its Blue Dolphin Pipeline System. Production will be delivered into the system in Galveston Area state tract 348. The Company expects transportation services for this shipper to commence during the third quarter 2007. Throughput volumes are not yet known. This is the second new shipper that Blue Dolphin Pipe Line Company has contracted with in the past thirty days. The earlier announced agreement was for shipments through the Company's Galveston Area 350 Pipeline. Blue Dolphin Pipe Line Company owns an 83% undivided interest in both the Blue Dolphin Pipeline System and the Galveston Area 350 Pipeline.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.

Contact:
Michael J. Jacobson
President
713-227-7660

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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